Exhibit 99.2

FORM OF PROXY FOR

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKOLDERS OF

HIGHLANDS BANKSHARES, INC., TO BE HELD ON DECEMBER 17, 2019

The undersigned shareholder(s) of Highlands Bankshares, Inc., a Virginia corporation (“Highlands”), hereby appoints BRYAN T. BOOHER, ROBERT W. MOSER, and JOHN H. GRAY, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Series A Convertible Perpetual Preferred Stock of Highlands held of record by the undersigned on October 24, 2019 at the Special Meeting of Shareholders of Highlands to be held at 1:00 pm on December 17, 2019 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Proposals- The Board of Directors recommends a vote FOR Items 1 and 2 below.

1.	To approve the Agreement and Plan of Merger, dated September 11, 2019, between Highlands Bankshares, Inc. and First Community Bankshares, Inc. (as such agreement may from time to time be amended).

For: ☐     Against: ☐     Abstain: ☐

2.

To approve one or more adjournments of the special meeting, if necessary or appropriate to permit further solicitation of proxies from the holders of Highlands Series A Convertible Preferred Stock in favor of Proposal 1 on this proxy card.

For: ☐     Against: ☐     Abstain: ☐

(Continued and to be signed on the reverse side)

Dated , 20__

Signature of Shareholder

Signature of Shareholder (if held jointly) (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)